Exhibit  99.1

Zenosense, Inc. Enters into $475,000 Securities Purchase Agreement

Valencia, Spain April 10, 2014; Zenosense, Inc. (OTCQB: ZENO) (the "Company"), a healthcare technology company focused on developing and marketing a device for use in hospitals and other healthcare settings to detect the Methicillin-resistant Staphylococcus aureus (MRSA) “Super-Bug,” is pleased to announce that the Company has entered into a securities purchase agreement (“Agreement”) for the sales of shares to an accredited investor (“Investor”) under the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Under the terms of the Agreement, Zenosense will make an initial sale of 55,556 shares of common stock at a gross sale price of $25,000. Furthermore, the Investor has committed to purchase an additional 900,000 shares of common stock in four tranches (“Additional Purchases”) for a purchase price of $450,000, subject to certain conditions.

The Investor is committed to make the Additional Purchases subject to the success of Stage One development: the production of a prototype MRSA/SA sensor, which has the capacity to detect MRSA and/or SA contamination (“Additional Purchase Condition”).  Once the Additional Purchase Condition is met, the Investor will first purchase 300,000 shares of Common Stock for a purchase price of $150,000 (the “First Tranche Purchase”).  Within a month of the First Tranche Purchase, the Investor will make three additional consecutive monthly purchases of the Common Stock, each consisting of 200,000 shares of Common Stock at a purchase price of $100,000.  Approximately 85% of the payments for the Additional Purchases will be applied to the stage two product development, which has the goal of producing and successfully conducting laboratory testing of 20 beta versions of the MRSA/SA sensor.

In addition, Zenosense will be required to maintain the continuing listing, without interruption, of its common stock on at least one of the OTCQB, OTCQX or equivalent replacement exchange such as the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange. If at any point the Company fails to meet this listing requirement, the Investor in its sole discretion may terminate any balance due under the Additional Purchases.

To date, the Company has met its Stage One financial obligations in full, having provided in excess of $520,000 in development funding since the beginning of December 2013 to its development partner.

About Zenosense, Inc.

Zenosense, Inc. is a detection device development company based in Valencia, Spain. Its mission is develop, market and sell an effective MRSA detector, by way of licenced-in technology, for sale to healthcare providers for use in clinical settings. The Company believes there is enormous latent demand for a cost-effective MRSA detector, driven by the costs associated with the late detection of MRSA, and that it has identified a valuable new market segment for a wearable detection device. Find out more at www.zenosense.net.

Forward-Looking Statements

Statements in this news release that are not statements of historical fact are forward-looking statements, which are subject to certain risks and uncertainties.  Forward-looking statements can often be identified by words such as "expects,” "intends,” "plans,” "may,” "could,” "should,” "anticipates,” "likely,” "believes" and words of similar import.  Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.  Actual results may differ materially from those expressed or implied by forward-looking statements due to a variety of factors that may or may not be foreseeable or within the reasonable control of the Company.  Readers are cautioned not to place undue reliance on such forward-looking statements.  Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission, including without limitation the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on filed on March 26, 2014, and in Company reports filed subsequently thereto.  Except as otherwise required by law, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Zenosense, Inc.
Email: ir@zenosense.net
Tel: +34 960 454 202
Web: www.zenosense.net